UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2007
Rex Energy Corporation (Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1975 Waddle Road, State College, Pennsylvania 16803
(Address of Principal Executive Office and Zip Code)

(814) 278-7267
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement

The information regarding the Independent Director Agreements entered into by Rex Energy Corporation (the “Company”) described under “Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2007, the Board of Directors of the Company elected Mr. Daniel J. Churay and Mr. John W. Higbee as new directors of the Company.

Mr. Churay, age 45, has since 2002 served as the Executive Vice President, General Counsel and Secretary of YRC Worldwide Inc., a publicly traded transportation service provider.  Mr. Churay currently serves on the board of directors of JHJ International Transportation Co., Ltd. and Meridian IQ Jin Jiang Logistics Co., Ltd., YRC Worldwide’s freight forwarding and logistics ventures with Shanghai Jin Jiang International Industrial Investment Co.  In 2002, Mr. Churay was a Senior Counsel at the law firm of Fulbright & Jaworski L.L.P.  From 1998 to 2002, Mr. Churay served as Deputy General Counsel and Assistant Secretary of Baker Hughes Incorporated, a publicly traded supplier of products and technology services and systems to the oil and natural gas industry. From 1995 to 1998, Mr. Churay served as Division Legal Counsel, and later as Chief Corporate Counsel, for Baker Hughes Incorporated.  From 1989 to 1995, Mr. Churay was an associate attorney at the law firm of Fulbright & Jaworski L.L.P.  Mr. Churay received a B.A. in 1986 in Economics from The University of Texas at Austin and a J.D. in 1989 from University of Houston Law Center. There was no arrangement or understanding between Mr. Churay and any other person pursuant to which Mr. Churay was selected as director, and there are no related person transactions between Mr. Churay and the Company.

Mr. Higbee, age 64, was employed by Arthur Andersen LLP beginning in 1966 and was a partner of the accounting firm from 1979 until he retired in 2001. Since 2003, Mr. Higbee has served as an independent business consultant to several companies regarding public accounting matters, including Sarbanes-Oxley compliance.  From September 2004 until August 2006, Mr. Higbee was the Vice President and Chief Financial Officer of the Fullington Auto Bus Company, a privately held company engaged in inter and intra city bus transportation.  From April 2002 to August 2003, Mr. Higbee was Chief Financial Officer of Le-Nature’s, Inc., a privately held company engaged in the all-natural beverage business.  From February 2004 until March 2006, Mr. Higbee was a director and Chairman of the Audit Committee of World Health Alternatives, Inc., a publicly traded company providing healthcare staffing services to hospitals and other healthcare facilities. From October 2001 to November 2006, Mr. Higbee was a director of Rent-Way, Inc., a publicly traded company that was engaged in the rental-purchase business.  Mr. Higbee served on the Audit and Finance committees of Rent-Way’s board of directors, becoming the Chairman of the Audit Committee in December 2003. Mr. Higbee received a B.S in 1966 in Accounting from The Pennsylvania State University and became a certified public accountant in 1970.  There was no arrangement or understanding between Mr. Higbee and any other person pursuant to which Mr. Higbee was selected as director, and there are no related person transactions between Mr. Higbee and the Company.

Effective on October 17, 2007, Lance T. Shaner, Benjamin W. Hulburt and Thomas F. Shields each resigned from his respective positions on the Audit, Compensation, and Nominating and Governance committees of the Company’s Board of Directors.  Mr. John A. Lombardi, an independent director of the Company, remained as a member of each of the committees. Mr. Churay and Mr. Higbee were thereafter each appointed to the Audit, Compensation, and Nominating and Governance committees of the Board of Directors resulting in each of the committees being comprised solely of independent directors.  Mr. Churay and Mr. Higbee will each be proposed to shareholders of the Company for election as a director at the 2008 Annual Meeting of Shareholders.

On October 17, 2007, Mr. Churay and Mr. Higbee each entered into an Independent Director Agreement with the Company.  Pursuant to the agreements, Mr. Churay and Mr. Higbee will each receive a cash retainer of $5,000 per month for each month of service as a director until such time as the Company’s Board of Directors establishes different compensation for its non-employee directors.  Pursuant to the agreements, the Company has agreed to reimburse each director for his reasonable out-of-pocket expenses incurred in connection with the performance of his duties as a director. The foregoing description of the Independent Director Agreements is qualified in its entirety by reference to the complete text of each of the agreements.  Copies of these agreements are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01  Other Events

On October 19, 2007, the Company issued a press release announcing the election of Mr. Churay and Mr. Higbee, a copy of which is filed as Exhibits 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Exhibit Title

10.1	Independent Director Agreement by and between Rex Energy Corporation and Daniel J. Churay dated October 17, 2007.

10.2	Independent Director Agreement by and between Rex Energy Corporation and John W. Higbee dated October 17, 2007.

99.1	Press Release of Rex Energy Corporation dated October 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
Chief Executive Officer

Date:	October 19, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Independent Director Agreement by and between Rex Energy Corporation and Daniel J. Churay dated October 17, 2007.

10.2	Independent Director Agreement by and between Rex Energy Corporation and John W. Higbee dated October 17, 2007.

99.1	Press Release of Rex Energy Corporation dated October 19, 2007.